UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2012

FIDELITY SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550 Atlanta, Georgia 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 639-6500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Off.

On January 19, 2012, Fidelity and Fidelity Bank, a wholly owned subsidiary of Fidelity (the “Bank”) entered into an amended employment agreement with James B. Miller, Jr. as Chairman and Chief Executive Officer of Fidelity and the Bank for a three-year period commencing January 1, 2010. The employment agreement provides for an annual base salary of $750,000 per year and incentive compensation. Fidelity and the Bank also entered into an incentive compensation agreement with Mr. Miller which provides for incentive compensation in the year 2012. The incentive compensation agreement provides that in 2012 Miller will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity’s and Miller’s 2012 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2012. The amendment to the employment agreement and the incentive compensation agreement between Fidelity, the Bank, and Miller are attached as Exhibit 5.1 to this Form 8-K and are incorporated herein by reference.

Also on January 19, 2012, Fidelity and the Bank entered into an amended employment agreement with H. Palmer Proctor, Jr. as President of Fidelity and the Bank for a three-year period commencing January 1, 2010. The employment agreement provides for an annual base salary of $460,000 per year and incentive compensation. Fidelity and the Bank also entered into an incentive compensation agreement with Mr. Proctor which provides for incentive compensation in the year 2012. The incentive compensation agreement provides that in 2012 Proctor will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity’s and Proctor’s 2012 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2012. The amendment to the employment agreement and the incentive compensation agreement between Fidelity, the Bank, and Proctor are attached as Exhibit 5.2 to this Form 8-K and are incorporated herein by reference.

On January 19, 2012, Fidelity and the Bank entered into an incentive compensation agreement with Stephen H. Brolly, Chief Financial Officer of Fidelity, which provides for incentive compensation in the year 2012. The incentive compensation agreement provides that in 2012 Brolly will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity’s and Brolly’s 2012 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2012. The incentive compensation agreement between Fidelity, the Bank, and Brolly is attached as Exhibit 5.3 to this Form 8-K and is incorporated herein by reference.

Also on January 19, 2012, Fidelity and the Bank entered into an incentive compensation agreement with David Buchanan, Vice President of Fidelity, which provides for incentive compensation in the year 2012. The incentive compensation agreement provides that in 2012 Buchanan will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity’s and Buchanan’s 2012 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2012. The incentive compensation agreement between Fidelity, the Bank, and Buchanan is attached as Exhibit 5.4 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
5.1	Amendment to employment agreement and incentive plan for James B. Miller, Jr.

5.2	Amendment to employment agreement and incentive plan for H. Palmer Proctor, Jr.

5.3	Incentive Compensation Plan for Stephen H. Brolly

5.4	Incentive Compensation Plan for David Buchanan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

January 23, 2012